EXHIBIT NO. 4(II)(1)


                ULTRA CLEAR MANUFACTURING & DISTRIBUTING LIMITED
                                    DEBENTURE
                                Holder:          Stewart Lockwood
                                Amount:          CDN$37,000
                                Date:            November 01, 1996
                                Term:            31/2years ending April 30, 2000

1.       Payment
         ULTRA CLEAR MANUFACTURING & DISTRIBUTING LIMITED, a British Columbia Company having its registered office at 1625-609 Granville Street, P.O. Box 10078, Vancouver, British Columbia (hereinafter called the "Company") will on April 30, 2000, pay to Stewart Lockwood (hereinafter called "the Holder") on presentation of this Debenture the sum of CDN$37,500.

2.       Interest Payable
         The Company during the currency of the Debenture will pay interest on the amount of principal remaining unpaid from time to time at the rate of interest of TEN PERCENT (10%) per annum calculated annually both before and after default. The Company will pay interest at the aforesaid rates on overdue interest. Interest shall be paid on the last day of each and every quarter, beginning April 30, 1997, or on such other later date as may be agreed to by the Holder. The Holder reserves the right to appropriate all payments made by the Company whether on account of principal or interest or both in such manner as the Holder shall determine.

3.       Conversion
         The Holder may, at its sole option, at any time during the Term of the Debenture or at the end of the Term, convert into common shares of the Company, at a deemed price of $0.30 per share, any or all principal and/or interest owing to the Holder under this Debenture. Delivery of the common shares owing under the above formula shall be full and final settlement of any amount so converted. The Holder may exercise its right to convert as long as any principal or interest remains outstanding. To convert the Holder shall complete the Form of Conversion as set out in Schedule "A" and forward it to the Company as set out in paragraph 10 herein.

4.       Repayment
         The Company shall have the right at any time prior to payment in full, without notice or bonus, to repay the whole balance of the principal monies remaining unpaid hereunder or any part thereof together with interest as provided herein up to the date or dates of such payment or payments.

5.       Holders   Representations,    Warrants   and   Covenants   The   Holder
         acknowledges, warrants and represents to, and covenants with, the Company that, as of the Closing Date:

         1. The Holder acknowledges that any Shares issued on conversion of the Debenture (the "Securities") are to be held for a minimum period of twelve (12) months from the date of advancement of funds for the Debenture;

         2. The Holder further acknowledges that resale of the Securities will be restricted beyond the time set out above if:
                           the Company is in default under any requirements of the Securities Act (British Columbia) or its regulations; the Holder is, or subsequently becomes, a control person within the meaning of the Securities Act (British Columbia) or its regulations; an unusual effort is made to prepare the market or create a demand for the Securities; or an extraordinary commission or consideration is paid in respect of the trade; and

         3. The Holder agrees not to resell any of the Securities if any of the above conditions pertain. The Holder agrees to perform diligent enquiry as to the application of any of the conditions prior to reselling any of the Securities;
         4. The Holder is aware that no prospectus has been prepared or filed by the Company with any securities commission or similar authority in connection with the Offering, and that:

         5. The Holder may be restricted from using most of the civil remedies available under applicable securities legislation;
         6. The Holder may not receive certain information and the Company is relieved from certain obligations that would otherwise be required to be given if a prospectus were provided under applicable securities legislation in connection with the Offering;
         7. The Holder acknowledges that the issuance of this Convertible Debenture to a Holder who is not resident in British Columbia other than by prospectus will be subject to resale restrictions imposed under the laws of the jurisdiction in which such Holder is resident, in addition to the 12 month hold period imposed by the Securities Act;
         8. The Holder undertakes to file a report in the form required by the Securities Act (British Columbia) and its regulations, as required, within 10 days of the resale of any of the Securities;
         9. The Holder will comply with applicable provisions of the Securities Act and any other relevant securities legislation concerning the purchase of and holding of the Securities and concerning any resale of the Securities;
         10. No person has made to the Holder any written or oral representations: that any person will resell or repurchase the Securities;\ that any person will refund the purchase price of the Securities; as to the future price or value of the Securities; or that the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post the Securities for trading on a stock exchange;
         11. The Holder agrees to indemnify the Company for any loss directly or indirectly to the Company caused by:
                           a misrepresentation or breach of any covenant or agreement contained in section 5 herein; and a breach of any restrictions contained in the Securities Act (British Columbia) or its regulations and the regulations of the British Columbia Securities Commission by the Holder;
         12. The Holder is not purchasing the Securities as a result of advertisement in printed media of general and regular paid circulation, radio or television;
         13. The Holder has no intention to distribute either directly or indirectly any of the Securities in the United States or to "U.S. Persons" (as defined in Regulation S under the 1933 Act, which definition includes an individual resident in the United States and an estate or trust of which any executor or administrator or trustee is a U.S. Person).

6.       Location

         The principal monies and interest payable hereunder and hereby secured shall be payable at the offices of the Holder referenced to in paragraph 10 hereof or at such other place as the Holder may in writing from time to time direct.

7.       Creation of Mortgage and Charge

         As security for payment of the amount of principal and interest and interest on overdue interest from time to time owing to the Holder and all other monies which may become payable hereunder and all advances and re-advances from time to time and for the performance of the obligations and the covenants of the Company herein contained the Company HEREBY GRANTS, MORTGAGES AND CHARGES by way of a fixed and specific mortgage and charge to and in favour of the Holder the machinery and equipment described in Schedule "B" attached hereto, including any greater right, title and interest therein or any part thereof which the Company may acquire and hold during the currency of the Debenture after the date hereof, AND THE COMPANY ALSO CHARGES to and in favour of the Holder as any by way of a floating charge all of its property, assets, effects and undertaking both present and future of whatsoever kind and wheresoever situate, including, without limiting the generality of the foregoing, its business, goodwill, uncalled capital, chattels, book accounts, rents, revenue, inventory, incomes, monies, credits, policies and notes. The Company shall not, save as hereunder provided, grant any mortgage of or create any charge, lien or encumbrance on the property for the time being subject to the charge hereby granted ranking in priority to or pari passu with the Debenture. It is hereby declared that until the security of the Debenture shall become enforceable and the Holder shall determine to enforce the same, the creation and existence of the floating charge shall in no way hinder or prevent the Company from:
         a) borrowing from its banker upon the security of its book debts, inventory, contracts or other agreements or mercantile documents or any other property of the Company such sum or sums of money as may from time to time be necessary in the ordinary course of its business and for the purpose of carrying on or extending the same;
         b) pledging, assigning or giving security on its assets to its bank under the "Bank Act";

         c) assuming or granting any obligation, mortgage, or charge on any property acquired after the date hereof, to secure the whole or any part of the purchase price to be paid for such property.
         The Company shall not, without the written consent of the Holder sell or dispose of any of the property subject to the floating charge otherwise than in the ordinary course of its business.

8.       Lease
         The last day of any term created by any lease or agreement therefor is hereby excepted out of the charge created by this Debenture but the Company shall stand possessed of the reversion thereby remaining in the Company upon trust for the Holder to assign and dispose of as the Holder shall by notice in writing direct.

9.       Further Conditions
         This Debenture is issued subject to and with the benefit of the Conditions attached hereto, each and all of which form part of this Debenture.

10.      Notice Provisions
                  Any notice to the Company in connection with this Debenture shall be well and sufficiently given if sent by prepaid registered mail or delivered or faxed to both of the Company's offices addressed as follows:

         Ultra Clear Manufacturing & Distributing Limited
                           800-850 West Hastings Street
                           Vancouver, B.C. V6C1E1
                           Att: S. Lockwood         Fax (604) 685-9700
         AND TO:
                           Ultra Clear Manufacturing & Distributing Limited Unit 300-34252 Marshall Road
                           Abbotsford, B.C.  V2S 1L9
                           Att: W. Lowes            Fax (604)556-0253

         Any such notices shall be deemed to have been given if delivered or faxed, when delivered or faxed, and if mailed, on the fourth business day following that on which it was mailed.

11. Any notice to the Holder in connection with this Debenture shall be well and sufficiently given if sent by prepaid registered mail or delivered to the Holder addressed as follows:
                           Stewart Lockwood
                           800-850 W. Hastings
                           Vancouver, B.C.
                           604 695-9744
         Any such notice shall be deemed to have been given if delivered or faxed, when delivered or faxed, and if mailed, on the fourth business day following that on which it was mailed.

12. In the event of a known interruption of postal services any notice required or contemplated herein shall be deemed to have been delivered to the Company if delivered by hand to the registered office of the Company and to the Holder if delivered by hand to the address of the Holder set forth herein.

Executed on the 1st day of November, 1996.

Signed and delivered in the                   )   Ultra Clear Manufacturing &
presence of:                                  )   Distributing Limited
                                              )
                                              )
__________________________________            )   Per: /s/ Bradley T. Aelicks
Witness                                       )        (Authorized Signatory)
                                              )
Signed and delivered in the                   )
presence of:                                  )   Stewart Lockwood
______________________________________        )   /s/ Stewart Lockwood
Witness                                       )   Signature/Authorized
                                                  Signatory of Debenture Holder



                 CONDITIONS REFERRED TO IN THE WITHIN DEBENTURE

1. In this Debenture, unless there is something in the subject matter or context inconsistent therewith "Mortgaged Property" means all the undertaking, and other property and assets of the Company of whatsoever kind and wheresoever situate, hereby granted, conveyed, assigned, transferred, mortgaged, pledged or charged or intended so to be, by way of fixed or floating charge as security for the payment of the monies hereby secured.

2. This Debenture is issued in accordance with the resolution of the Directors of the Company and all other matters and things have been done and performed so as to authorize and make the execution, creation and issue of this Debenture legal and valid and in accordance with the requirements of the laws relating to the Company and all other statutes and laws in that behalf.

3.       This Debenture:

(a) shall be and shall remain valid security for any and all subsequent advances or re-advances by the Holder to the Company to the same extent as if made at the time of issue of the Debenture;
(b) when redeemed by the Company shall be canceled and shall not be re-issued but any partial payment made on the Debenture by the Company to the Holder shall be deemed not to be a cancellation pro tanto;
(c) shall not be deemed to have been redeemed by reason only of the account of the Company with the Holder having ceased to be in debt.

4. The Company shall at all times during the currency of the Debenture:

(a) insure and keep insured against fire to its full insurable value the Mortgaged Property and in addition shall insure against all risks usually insured against by persons carrying on a business similar to that of the Company;
(b)      maintain and keep in good condition and repair the Mortgaged Property.


5. The principal, interest and other monies hereby secured shall become immediately payable and the security hereby constituted shall become enforceable in each and every of the following events:

(a) if the Company makes default in the observance or performance of something hereby required to be done or some covenant or condition hereby required to be observed or performed, including the covenants contained in paragraphs 1 and 2 of the within Debenture;
(b) if an order is made or a resolution passed for the winding-up of the Company or if a motion is filed for the winding-up of the Company;
(c) if the Company becomes insolvent or makes a voluntary assignment or proposal or bulk sale of its assets or if a bankruptcy petition is filed or presented against the Company;
(d) if any execution, sequestration, extent or any other process of any Court becomes enforceable against the Company or if a distress or analogous process is levied upon the property of the Company or any part thereof;
(e) if the Company shall permit any sum which has been admitted as due by it or is not disputed to be due by it and which forms or is capable of being made a charge upon any of the property subject to the charge created by this Debenture to remain unpaid for thirty (30) days after proceedings have been taken to enforce the same as such prior charge;
(f) if the Company ceases or threatens to cease to carry on its business or commits or threatens to commit any action of bankruptcy;
(g) if the Company makes default in payment of any indebtedness or liability to the Holder, whether secured hereby or not, when due;
(h) if the Company without the prior consent in writing of the Holder, authorizes the purchase by the Company of any of its shares;
(i) if the Company carries on any business that it is restricted from carrying on by its Memorandum or Articles;
(j) if the Company changes directly or indirectly effective management or control by any sale, encumbrancing or other disposition of shares or otherwise howsoever without the written consent of the Holder;

6. The security of the Debenture shall become enforceable if the principal monies thereby secured shall not be paid when the same becomes due and payable in accordance with the provisions of the Debenture.

7. At any time after the principal monies secured by the Debenture shall have become payable and remain unpaid the Holder may appoint by writing a Receiver-Manager of the Mortgaged Property and may from time to time remove any Receiver-Manager so appointed and appoint another in his or her stead.

8. A Receiver-Manager so appointed shall be an officer of the Company and shall have power:

(a)      to take possession of an get in the Mortgaged  Property;
(b)      to carry on or concur in carrying  on the  business  of the  Company;
(c) to sell or concur in selling the Mortgaged Property or any part or parts thereof;
(d) to make any arrangement or compromise which the Receiver-Manager shall think expedient;
(e) to borrow money for the purposes of carrying on the business of the Company or for the maintenance of the property and assets of the Company or any part or parts thereof, in such sum as will, in the opinion of the Receiver, be sufficient for obtaining upon the security of such property and assets the amounts from time to time required and in so doing the Receiver may issue certificates (herein called "Receiver's Certificates") and such certificates may be payable either to order or to bearer and may be payable at such time or times as the Receiver may think expedient and shall bear interest as shall be stated therein and the amounts from time to time payable by virtue of such Receiver's Certificates shall form a charge upon the property and assets of the Company in priority to the charge of this Debenture. The rights and powers conferred by this paragraph are in supplement of and not in substitution for any rights the Holder may from time to time have as the holder of the Debenture. The term "Receiver" as used in the paragraph includes a Receiver-Manager.

The net profits of carrying on the said business and the net proceeds of the sale shall be applied by the Receiver-Manager subject to the claims of all secured and unsecured creditors (if any) ranking in priority to this Debenture:

FIRSTLY: In payment of all costs, charges and expenses of an incidental to the appointment of the Receiver-Manager and the exercise by him of all or any of the power aforesaid including the reasonable remuneration of the Receiver-Manager and all outgoings properly payable by him;

SECONDLY: In or toward payment to the Holder of all arrears of interest remaining unpaid on this Debenture;

THIRDLY: In or toward payment to the Holder of all arrears of principal remaining unpaid on this Debenture;

FOURTHLY: Any surplus shall, subject to the rights of other creditors, be paid to the Company.

The Holder shall be under no liability to the Receiver-Manager for his remuneration, costs, charges or expenses or otherwise.

9. To enable the Receiver-Manager to exercise the powers granted to him by paragraph 8 of these Conditions, the Company hereby appoints the Receiver-Manager to be its attorney to carry out any sale of any of the Mortgaged Property and to affix the common seal of the Company to any deeds, transfers, conveyances, assignments, assurances and things which the Company ought to execute to complete any sale of any of the Mortgaged Property or alternatively to execute the same under his own seal by conveying in the name of and on behalf of the Company and under his own seal and any deed or other instrument signed by him under his seal pursuant hereto shall have the same effect as if it were under the common seal of the Company.

10. The Company may at any time or times pay the whole or any part of the principal monies secured by this Debenture upon payment of accrued interest to date of payment.

11. The expression "the Holder" as used herein shall include the Holder's assigns whether immediate or derivative and any appointment or removal under paragraph 7 hereof may be made by writing, signed or sealed by any such assigns and the expression "the Company" used in this Debenture shall include the successors and assigns of the Company.

12. The security hereby created is a continuing security and shall cover and secure the payment of all and every indebtedness both present and future and interest thereon and interest on overdue interest and all and every liability, present or future, direct or indirect, absolute or contingent, of the Company to the Holder and is in addition to and not in substitution for any other security or securities which the Holder now or form time to time may hold or take from the Company.

13. The Company shall from time to time at the request of the Holder create in favour of the Holder a specific charge or charges upon any property or properties acquired by it subsequent to the date of this Debenture.

14. The Company shall assume and pay all legal and other fees and disbursements relating to the creation of this Debenture and its registration in all proper offices of record.

15. The Holder may waive any breach by the Company of any of the provisions of this Debenture or any default by the Company in the observance or performance of any covenant or condition required to be observed or performed by the Company under the terms of the Debenture; provided always that no act or omission of the Holder in the premises shall extend or be taken in any manner whatsoever to affect any subsequent breach or default or the rights resulting therefrom.

16. The Company will at all times from time to time, at the request of the Holder, do and execute or cause to be done and executed all things reasonably required for the better assuring the Holder a valid charge over the Mortgaged Property charged or intended so to be or which the Company may hereafter become bound so to mortgage and charge.

17. The Holder may at its option advance monies in order to preserve or protect the Mortgaged Property and any monies so advanced shall be payable by the Company to the Holder on demand and while unpaid shall be added to the monies hereby secured and shall bear interest and interest on overdue interest payable at the times and at the rate of interest set forth in this Debenture or if more than one rate of interest is so set forth, at the higher or highest of said rates of interest.

                                   Schedule A

                            FORM OF CONVERSION NOTICE

         I, Stewart Lockwood, as Holder under the Debenture Dated November 1, 1996, between myself and Ultra Clear Manufacturing & Distributing Limited (the "Company"), hereby elect to exercise the conversion rights (the "Conversion") granted to me pursuant to paragraph 3 of the Debenture with respect to the following amounts:
            Principal Debt of:
                                                               CDN$_____________
            Interest from ___________ to _________________;

                                                               CDN$_____________
            ____________________________________________________________________
            Total Amount Converted:
                                                               CDN$_____________

Converted at $0.30 per share into _____________________ Common Shares (the "Common Shares") of the Company.

         In connection with this exercise of the Conversion and the purchase of the Common Shares, I hereby represent and agree as follows:

(a) I am a director, officer or employee of the Company and have not been induced to purchase the Common Shares by expectation of employment or continued employment or I am a `sophisticated investor' as defined in the B.C. Securities Act, have received and read the related Offering Memorandum and have completed a Form 20A;

(b) I am purchasing the Common Shares as principal for my own account for investment purposes, and not with a view to the distribution or resale thereof to the public;

(c) I will, prior to an upon any eventual sale or disposition of the Common Shares, comply with the Securities Laws and any other federal, provincial or state laws or regulations to the extent that such laws or regulations are applicable to such sale or disposition; and

(d) I will not offer, sell or deliver any of the Common Shares, directly or indirectly, in the United States or to any citizen or resident of, or any corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source, except in compliance with United States federal and security laws.

                                                  Stewart Lockwood
 Dated: November 1, 1996                          /s/ Stewart Lockwood
                                                  Signature/Authorized Signatory

                                  SCHEDULE "B"
                        ULTRA CLEAR EQUIPMENT/ASSET LIST

                                                                                               Est.
                                                                                               Value*$
-------------------------------- ------------------------------------------------------------- ---------------------
CALGARY:                         1985 FORD 8000 S/A TANK TRUCK 2400                                           28,000
                                 GAL. CAP.
                                 TANK FOAM AND DYKE                                                           25,000
                                 PUMPS AND MIXING SYSTEM                                                       5,000
                                 OFFICE EQUIPMENT                                                              2,000
-------------------------------- ------------------------------------------------------------- ---------------------

EDMONTON:                        1984 FORD 8000 S/A TANK TRUCK 2300                                          20,000
                                 GAL. CAP.
                                 TANKS AND MIXING SYSTEM                                                      7,000
                                 OFFICE EQUIPMENT                                                             1,000
                                 UTILITY TRAILER                                                              1,000
-------------------------------- ------------------------------------------------------------- ---------------------

VANCOUVER/                       1991 FORD 8000 S/A TANK TRUCK 2300                                          18,000
CLOVERDALE:                      GAL. CAP.
                                 TANKS AND MIXING SYSTEM                                                      5,000
                                 TOOLS AND EQUIPMENT                                                          1,000
-------------------------------- ------------------------------------------------------------- ---------------------

ASSETS/                          SHARE OWNERSHIP LA COMPAGNIE
SECURITIES:                      ULTRA-CLAIR (when complete)                                                194,000+
-------------------------------- ------------------------------------------------------------- ---------------------

                                 *These are  estimates  only  based on  purchase
                                 price and depreciation and may not reflect fair
                                 market value.
-------------------------------- ------------------------------------------------------------- ---------------------

                                  SCHEDULE "C"
                              ADDITIONAL DEBENTURES

HOLDER                         AMOUNT                       DATE                        TERM
Bradley Aelicks                $100,000                     November 1, 1996            3 1/2years

Bradford Cooke                 $ 25,000                     November 1, 1996            3 1/2years

Ken Freida                     $100,000                     November 1, 1996            3 1/2years

Stibor Family Trust            $ 25,000                     November 1, 1996            3 1/2years

Wayden Transportation, Inc.    $ 60,000                     November 1, 1996            3 1/2years